UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest events reported)	April 29, 2005
(April 26, 2005)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

333-32170	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[]    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.02    Results of Operations and Financial Condition

On April 26, 2005, PNM Resources, Inc. (the "Company") issued a press release announcing its unaudited results of operations for the three months ended March 31, 2005.  The press release is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

The Company's press release and other communications from time to time may include certain non-Generally Accepted Accounting Principles ("GAAP") financial measures.  A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company's financial statements.

Non-GAAP financial measures utilized by the Company include presentations of revenues, operating expenses, operating income, other income and deductions, net income, earnings per share and other GAAP measures of operating performance that exclude or include the effect of litigation settlements, accounting or regulatory changes, the restructuring of selected operations, certain merger activities and other similar events.  The Company's management believes these non-GAAP financial measures provide useful information to investors by removing the effect of variances in GAAP reported results of operations that are not indicative of fundamental changes in the earnings capacity of the Company's operations.  Management also believes that the presentation of the non-GAAP financial measure is consistent with its past practice, as well as industry practice in general, and will enable investors and analysts to compare current non-GAAP measures with non-GAAP measures presented in prior periods.  The non-GAAP financial measures used by the Company should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

Limitation on Incorporation by Reference

In accordance with general instruction B.6 of Form 8-K, the information in this report, including exhibits, is furnished pursuant to Item 12 and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section and not deemed incorporated by reference in any filing under the Securities Act of 1933.

EXHIBIT INDEX

Exhibit Number Description

99.1     Press Release dated April 26, 2005 and PNM Resources, Inc. and Subsidiaries and Consolidated Statements of Earnings for the three months ended March 31, 2005 and 2004 and other financial information.

EXHIBIT 99.1

PNM Resources 1st Quarter Earnings Per Share Up 22%
Plant performance, gas growth fuel strong quarter

1st QUARTER 2005 HIGHLIGHTS

  First quarter 2005 GAAP (generally accepted accounting principles) net earnings of $0.50 per diluted share, compared to $0.41 (adjusted for the stock split) over the same period in 2004. There were no one-time gains or charges for the first quarter in 2004 or 2005.
  Non-fuel operations and maintenance expenses declined by $2.2 million, attributed to continued cost-control efforts.
  Strong plant performance, combined with higher wholesale electric prices, increased wholesale electric net income by 57 percent.
  Steady retail electric load and gas customer growth of about 2 percent.

(ALBUQUERQUE, N.M.) - PNM Resources (NYSE: PNM) today reported first-quarter 2005 consolidated net earnings available for common stock of $30.5 million - an increase of $5.7 million over the same period last year.

Diluted earnings per share for the first quarter increased 22 percent to $0.50, from $0.41 in 2004.

"Our improved first-quarter earnings are a result of strong plant availability in our generation portfolio, which allowed us to sell power in a market with strong prices," said Jeff Sterba, PNM Resources chairman, president and chief executive officer. "In addition, steady gas and electric growth had a positive impact on our earnings."

The price per share of PNM Resources' common stock continued to show strong gains, appreciating more than 5 percent during the first three months of 2005. The price per share closed on Dec. 31 and March 31 at $25.29 and $26.68 respectively.

FIRST-QUARTER PERFORMANCE SUMMARY

Earnings per diluted share for the first three months of 2005 grew 22 percent to $0.50, from $0.41 during the same period in 2004. Consolidated gross margin grew $6.6 million - or 3.8 percent, compared to the same period last year.

Strong overall plant availability, combined with higher wholesale electricity prices, resulted in an increase of $4.4 million - or about 18 percent - in wholesale electric margin. Overall, wholesale electric net income increased 57 percent during the first quarter of 2005, compared to the same period in 2004. The company's average electric wholesale price per megawatt-hour sold was $48 during the first quarter of 2005, compared to $42 during first quarter of 2004.

Higher gas margin resulting from the 2004 gas rate case and steady electric load and gas customer growth contributed $9.6 million to first-quarter earnings.  This was partially offset by warmer-than-normal temperatures that dampened retail gas and electric demand during the quarter.

EXHIBIT 99.1 (Continued)

OTHER RECENT SIGNIFICANT DEVELOPMENTS AFFECTING PNM RESOURCES DURING THE FIRST QUARTER INCLUDE:

  The proposed acquisition of TNP Enterprises (TNP) and its subsidiaries remains on track for close in the second quarter. An unopposed agreement with New Mexico parties was filed with the New Mexico Public Regulation Commission and a hearing examiner heard supporting testimony. The agreement is awaiting certification by the hearing examiner to the full commission for possible approval. On April 22, the Public Utility Commission of Texas issued a final order finding the acquisition to be in the public interest.
  PNM filed with the Federal Energy Regulatory Commission (FERC) to increase its wholesale electric transmission revenues by approximately $7.8 million annually. Upon FERC approval, the rate increase would apply to all of PNM's wholesale electric transmission service customers, which includes other utilities, electric co-operatives and entities that use PNM's transmission system to transmit power at the wholesale level. The filing asks that the rates become effective on June 1, 2005, subject to refund until approved by FERC.
  An unexpected three-week outage of Unit Four at the PNM San Juan Generating Station (SJGS) near Farmington, N.M., was successfully combined with a planned minor overhaul of the same unit. On March 26, a circulating water pipe ruptured and forced Unit Four to be taken off line. PNM officials then accelerated the planned outage to minimize the economic impact of the shutdown. Unit Four was back on line April 17.  Unit Four's shutdown increased operating costs, trimmed income for PNM and will reduce PNM Resources' second-quarter consolidated earnings by an estimated $5 million pre-tax. However, the company expects to have lower operating costs and recover the lost revenue in the fourth quarter when the Unit Four planned outage would have occurred.
  The planned three-week outage of Unit Two at SJGS, which began April 23, remains on schedule. In addition, a five-day tune-up outage on Unit Three concluded April 22.
  PNM Resources completed the sale to the public of an aggregate of approximately $350 million of securities consisting of $247.25 million of equity units and 3.9 million shares of common stock, including the exercise of the option by the underwriters to purchase additional shares and units. The net proceeds from these offerings of $340.6 million will be used to retire high-cost TNP debt and preferred stock, to finance the completion of construction of the recently acquired Luna Energy Facility and for other general corporate purposes.

EXHIBIT 99.1 (Continued)

EARNINGS GUIDANCE

 Based on first-quarter results and its financial and operating forecasts for the remainder of the year, PNM Resources today reaffirmed its earnings guidance for 2005. The company estimates ongoing earnings - without any one-time gains or charges or the results of the pending acquisition of TNP - to be between $1.40 and $1.55 per diluted share. PNM Resources will update its 2005 earnings guidance to include TNP when it releases second-quarter earnings results.  However, PNM Resources reaffirms that the TNP acquisition will be at least 10 percent accretive to earnings per share in the first full year after closing and 20 percent accretive to free cash flow to PNM Resources.

Please note the new URL for PNM Resources effective today:

PNMResources.com

EARNINGS TELECONFERENCE SCHEDULED

A teleconference to discuss first quarter 2005 earnings is scheduled for tomorrow, April 27, at 9 a.m. Eastern.  Participants should call 1-800-299-7089 and enter code 30966328 after 8:45 Eastern. The call also will be broadcast live over the Internet at PNMResources.com.  PNM Resources also will post the presentation on its site for participants to use during the call.

The earnings call will be archived and available through May 11, 2005. The call can be accessed by calling 1-888-286-8010 and entering code 48730433. A copy of the transcript will be posted on PNM Resources' website at PNMResources.com as soon as possible after the call.

AGA FINANCIAL FORUM PRESENTATION

John Loyack, PNM Resources senior vice president and chief financial officer, is scheduled to address analysts attending the American Gas Association Financial Forum in New Orleans. The presentation is scheduled for 3:55 p.m. Central on May 2, and slides will be available on  PNMResources.com.

Background
PNM Resources is an energy holding company based in Albuquerque, N.M. PNM, the principal subsidiary of PNM Resources, serves about 471,000 natural gas customers and 413,000 electric customers in New Mexico. The company also sells power on the wholesale market in the Western U.S. PNM Resources stock is traded primarily on the NYSE under the symbol PNM.

EXHIBIT 99.1 (Continued)

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this release and documents the Company files with the SEC that relate to future events or the Company's expectations, projections, estimates, intentions, goals, targets and strategies, both with respect to the Company and with respect to the proposed acquisition of TNP Enterprises, Inc., are made pursuant to the Private Securities Litigation Reform Act of 1995. You are cautioned that all forward-looking statements are based upon current expectations and estimates and the Company assumes no obligation to update this information. Because actual results may differ materially from those expressed or implied by the forward-looking statements, PNM Resources cautions you not to place undue reliance on these statements. Many factors could cause actual results to differ, and will affect the Company's future financial condition, cash flow and operating results. These factors include the availability of cash of TNP Enterprises, Inc., risks and uncertainties relating to the receipt of regulatory approvals of the proposed acquisition of TNP Enterprises, Inc., the risks that the businesses will not be integrated successfully, the risk that the benefits of the acquisition will not be fully realized or will take longer to realize than expected, disruption from the proposed acquisition making it more difficult to maintain relationships with customers, employees, suppliers or other third parties, conditions in the financial markets relevant to the proposed acquisition, interest rates, weather, water supply, fuel costs, availability of fuel supplies, risk management and commodity risk transactions, seasonality and other changes in supply and demand in the market for electric power, wholesale power prices, market liquidity, the competitive environment in the electric and natural gas industries, the performance of generating units and transmission system, the ability of the Company to secure long-term power sales, the risks associated with completion of the construction of Luna Energy Facility, including construction delays and unanticipated cost overruns, state and federal regulatory and legislative decisions and actions, the outcome of legal proceedings, changes in applicable accounting principles and the performance of state, regional and national economies. For a detailed discussion of the important factors that affect PNM Resources and that could cause actual results to differ from those expressed or implied by the Company's forward-looking statements, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's current and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and the Company's current and future Current Reports on Form 8-K, filed with the SEC.

EXHIBIT 99.1 (Continued)

PNM RESOURCES, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)

	Three Months Ended
	March 31,
	2005	2004
	(In thousands, except
	per share amounts)

Operating Revenues:
Electric................................................................	$ 264,134	$ 261,247
Gas......................................................................	165,286	175,874
Other...................................................................	237	251
Total operating revenues.................................	429,657	437,372

Operating Expenses:
Cost of energy sold.............................................	249,164	263,486
Administrative and general...............................	41,048	40,374
Energy production costs....................................	36,064	37,554
Depreciation and amortization.........................	28,827	26,137
Transmission and distribution costs..................	14,089	15,492
Taxes, other than income taxes.........................	8,871	9,484
Income taxes.......................................................	13,776	11,311
Total operating expenses.................................	391,839	403,838
Operating income............................................	37,818	33,534

Other Income and Deductions:
Other income......................................................	13,010	11,588
Other deductions...............................................	(3,107)	(3,372)
Income tax expense............................................	(3,499)	(2,996)
Net other income and deductions...................	6,404	5,220

Interest Charges..................................................	13,581	13,829

Preferred Stock Dividend Requirements
of Subsidiary....................................................	132	147

Net Earnings........................................................	$ 30,509	$ 24,778

Net Earnings per Common Share:

Basic...................................................................	$ 0.50	$ 0.41

Diluted...............................................................	$ 0.50	$ 0.41

Dividends Paid per Common Share.................	$ 0.185	$ 0.15

EXHIBIT 99.1 (Continued)

PNM RESOURCES, INC. AND SUBSIDIARIES
COMPARATIVE OPERATING STATISTICS

The following table shows electric revenues by customer class and average customers:

Electric Retail Revenues

	Three Months Ended
	March 31,
	2005	2004	Variance
	(In thousands, except customers)
Residential...................	$ 54,014	$ 54,132	$ (118)
Commercial.................	56,166	56,751	(585)
Industrial.....................	15,203	14,887	316
Other............................	4,335	4,266	69
	$129,718	$130,036	$ (318)

Average customers......	413,825	403,245	10,580

The following table shows electric sales by customer class:

Electric Retail Sales

	Three Months Ended
	March 31,
	2005	2004	Variance
	(Megawatt hours)
Residential.................	654,093	655,484	(1,391)
Commercial...............	767,376	776,842	(9,466)
Industrial...................	315,816	310,675	5,141
Other..........................	51,869	50,689	1,180
	1,789,154	1,793,690	(4,536)

EXHIBIT 99.1 (Continued)

PNM RESOURCES, INC. AND SUBSIDIARIES
COMPARATIVE OPERATING STATISTICS

The following table shows gas revenues by customer and average customers:

Gas Revenues

	Three Months Ended
	March 31,
	2005	2004	Variance
	(In thousands, except customers)
Residential.................	$108,269	$115,738	$ (7,469)
Commercial...............	31,931	36,156	(4,225)
Industrial...................	643	668	(25)
Transportation*.........	3,988	4,304	(316)
Other..........................	20,455	19,008	1,447
	$165,286	$175,874	$ (10,588)

Average customers....	470,336	461,128	9,208

*Customer-owned gas.

The following table shows gas throughput by customer class:

Gas Throughput

	Three Months Ended
	March 31,
	2005	2004	Variance
	(Thousands of decatherms)
Residential.................	12,758	14,014	(1,256)
Commercial...............	4,309	4,818	(509)
Industrial...................	85	104	(19)
Transportation*.........	8,150	7,720	430
Other..........................	2,791	3,058	(267)
	28,093	29,714	(1,621)

*Customer-owned gas.

EXHIBIT 99.1 (Continued)

PNM RESOURCES, INC. AND SUBSIDIARIES
COMPARATIVE OPERATING STATISTICS

The following table shows revenues by customer class:

Wholesale Revenues

	Three Months Ended
	March 31,
	2005	2004	Variance
	(In thousands)
Long-term contracts*	$ 37,475	$ 36,582	$ 893
Forward sales*...........	30,579	22,643	7,936
Short-term sales.........	63,950	68,266	(4,316)
	$132,004	$127,491	$ 4,513

*Includes mark-to-market gains/(losses).

The following table shows sales by customer class:

Wholesale Sales

	Three Months Ended
	March 31,
	2005	2004	Variance
	(Megawatt hours)
Long-term contracts...	725,403	714,421	10,982
Forward sales.............	765,760	623,160	142,600
Short-term sales..........	1,359,263	1,643,685	(284,422)
	2,850,426	2,981,266	(130,840)

Note:  For comparative purposes, wholesale revenues for the quarter ended March 31, 2005 and 2004 have not been reclassified to a net margin basis in accordance with GAAP.  The impact would be to reduce first quarter forward sales revenue by $2.1 million and $0.6 million, respectively.

PNM RESOURCES

First Quarter 2005
Earnings Report
Wednesday, April 27, 2005

The following information was presented in slides available during the Company's webcast on April 27, 2005.

First Quarter Highlights

  First quarter earnings are $0.50 per diluted share, up 22% from Q1 2004
  Non-fuel operations and maintenance expenses declined by $2.2M, attributed to continued cost control efforts
  Strong plant performance, combined with higher wholesale electric prices, increased wholesale electric net income by 57 percent
  Steady retail electric and gas customer growth of about 2 percent

 TNP Acquisition Update

  Approvals received
  Approvals pending
  Financing
  Acquisition preparations

Other

  San Juan upgrades
  San Juan Unit 4 outage
  San Juan Unit 2 outage
  FERC transmission rate case
  Palo Verde

Quarter-over-Quarter On-going EPS Growth

Growth in 7 out of the last 8 quarters

2Q 02-03	58%
3Q 02-03	13%
4Q 02-03	5%
1Q 03-04	21%
2Q 03-04	(7%)*
3Q 03-04	2%
4Q 03-04	36%
1Q 04-05	22%

* All units of Palo Verde were out one week in 2nd quarter of 2004

1st Quarter 2004-2005 Walk Across

Q1 2004	$0.41
Weather	(0.05)
Gas Rate Increase	0.07
Load Growth	0.03
Operations and Maintenance	0.02
Plant Performance	0.02
Q1 2005	$0.50

Margin by Platform ($M)

(ONGOING)

	1Q 2005	1Q 2004	+/-
Total Gross Margin	$180.5	$173.9	$6.6
Utility Operations:
Electric Utility	$90.6	$91.8	$(1.2)
Gas Utility	$50.9	$46.7	$4.2
Transmission	$10.3	$11.0	$(0.7)
Wholesale Electric Operations
Long-term	$21.3	$21.2	$0.1
Forwards	$0.9	$0.2	$0.7
Short-term	$6.4	$2.8	$3.6

Segment Earning per Share

(ONGOING)

	1Q 2005	1Q 2004
Electric Utility	$0.18	$0.18
Gas Utility	$0.19	$0.16
Transmission	$0.01	$0.02
Wholesale	$0.12	$0.07
Corporate/Other	$0.00	$(0.02)
Total Diluted EPS	$0.50	$0.41

Liquidity and Cash Flow

Liquidity	Cash Flow
$808.5 M in total liquidity capacity	Three months ended March 31, 2005, cash flow from operations was $81.1 M compared to $64.2 M in 2004
Short-term debt balance at March 31, 2005, $21.8 M	2005 free cash flow* was $48.9 M for the three months ended March 31, 2005, compared to $31.4 M for the same period in 2004
$72.9 M short-term debt reduction in Q1 2005	1Q 2005 construction expenditures** were $26.0 M compared to $27.0 M in 1Q 2004

*Free cash flow = cash from operations - cash flow from investing activities - dividends

**Does not include generation expansion, environmental projects, and nuclear fuel

Acquisition Financing

Common Stock	Equity Units
$104.6M, 3.9 M shares at $26.76 per share	$247.25 M at 6.75%
50% institutional / 50% retail shareholders	Approximately 8 times oversubscribed
Approximately 9 times oversubscribed	Reference Price: $26.76
Heavy SW concentration of new retail shareholders	Threshold appreciation price: $32.65 (22% premium)
Average number of shares sold to one retail shareholder was approximately 400	3-year mandatory convertible (May 16, 2008)

 Note: All financing for acquisition is complete. Refinancing of TNP securities will occur at close (Term Loan) or 30 days after close (PIK and LT debt)

2005 Earnings Guidance

(REAFFIRMED)

	Plant Availability	Weather	Wholesale Growth	Short Term Electric Prices	Cost Control
$1.40	+/-	+/-	+/-	+/-	+/-	$1.55

PNM Resources will update its 2005 earnings guidance to include TNP when it releases second-quarter earnings results.  However, PNM Resources reaffirms that the TNP acquisition will be at least 10 percent accretive to earnings per share in the first full year after closing and 20 percent accretive to free cash flow to PNM Resources.

2005 Earnings Guidance

	1Q 2005	2004	Current Guidance 2005*
Average wholesale price	$48	$42	$42
Merchant sales velocity	1.8x	1.9x	1.5x
Retail electric load growth	1.9%	3.3%	2.0%
Retail gas customers growth	2.0%	2.0%	2.0%

* Low end assumptions

Appendix

PNM and TNMP Rate Base Statistics

Public Service Company of New Mexico
	Rate Base ($M)	Test Period (12-mos ended)	ROE	Capital Structure
Gas	$351	Sep-2002	10.25%	52% / 48%
Electric	$960	Jun-2002	10.50%	50% / 50%
Transmission*	$223**	Dec-2005	10.80%	48% / 52%
Texas-New Mexico Power
	Rate Base ($M)	Test Period (12-mos ended)	ROE	Capital Structure
Texas	$402	Sep-2004	10.25%	60% / 40%
New Mexico*	$70	Sep-2004	10.50%	55% / 45%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
(Registrant)

Date: April 29, 2005	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)